RFMSI Series 2004-S6 Trust
                                     Issuer

                 Residential Funding Mortgage Securities I, Inc.
                                    Depositor

                         Residential Funding Corporation
                                 Master Servicer

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-S6

                         Supplement dated June 30, 2004
                                       to
                    Prospectus Supplement dated June 25, 2004
                                       to
                         Prospectus dated July 24, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated June 25, 2004.

         The final paragraph on the front cover of the prospectus supplement shall be amended by removing that paragraph in its entirety and replacing it with the following:

Residential Funding Securities Corporation will offer three classes of the subordinated certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of these underwritten certificates will be approximately 95.67% of the principal balance of these underwritten certificates plus accrued interest, before deducting expenses.



MERRILL LYNCH & CO.
                            BEAR, STEARNS & CO. INC.
                                                             GMAC RFC SECURITIES
                                  UNDERWRITERS


         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until September 29, 2004.

         The decrement table for the Class I-A-P Certificates on page S-75 of the prospectus supplement shall be amended by removing that table in its entirety and replacing it with the following:


                                                       CLASS I-A-P
                                         ---------------------------------------
DISTRIBUTION DATE                          0%     100%   250%    400%     500%
-----------------                          --     ----   ----    ----     ----
Initial Percentage..................      100%    100%   100%    100%     100%
June 25, 2005.......................       99      97     95      93       91
June 25, 2006.......................       97      92     85      77       72
June 25, 2007.......................       96      85     71      58       50
June 25, 2008.......................       94      79     59      44       35
June 25, 2009.......................       93      73     50      33       24
June 25, 2010.......................       91      67     41      24       16
June 25, 2011.......................       89      62     34      18       11
June 25, 2012.......................       87      57     29      13       8
June 25, 2013.......................       85      52     24      10       5
June 25, 2014.......................       83      48     20       7       4
June 25, 2015.......................       81      44     16       5       2
June 25, 2016.......................       78      40     13       4       2
June 25, 2017.......................       76      36     11       3       1
June 25, 2018.......................       73      33      9       2       1
June 25, 2019.......................       70      30      7       2       1
June 25, 2020.......................       67      27      6       1       *
June 25, 2021.......................       64      24      5       1       *
June 25, 2022.......................       60      21      4       1       *
June 25, 2023.......................       57      19      3       *       *
June 25, 2024.......................       53      16      2       *       *
June 25, 2025.......................       49      14      2       *       *
June 25, 2026.......................       44      12      2       *       *
June 25, 2027.......................       40      10      1       *       *
June 25, 2028.......................       35      8       1       *       *
June 25, 2029.......................       30      7       1       *       *
June 25, 2030.......................       24      5       *       *       *
June 25, 2031.......................       19      4       *       *       *
June 25, 2032.......................       13      2       *       *       *
June 25, 2033.......................        6      1       *       *       *
June 25, 2034.......................        0      0       0       0       0

Weighted Average Life** (in years)..      19.0    11.2    6.5     4.5     3.8

       The decrement table for the Class II-A-P Certificates on page S-77 of the prospectus supplement shall be amended by removing that table in its entirety and replacing it with the following:


                                                      CLASS II-A-P
                                         ---------------------------------------
DISTRIBUTION DATE                          0%     100%   250%    400%     500%
-----------------                          --     ----   ----    ----     ----
Initial Percentage..................      100%    100%   100%    100%     100%
June 25, 2005.......................       99      97     95      93       91
June 25, 2006.......................       97      92     84      77       72
June 25, 2007.......................       96      85     71      58       50
June 25, 2008.......................       94      79     59      43       35
June 25, 2009.......................       92      73     49      32       24
June 25, 2010.......................       91      67     41      24       16
June 25, 2011.......................       89      62     34      18       11
June 25, 2012.......................       87      57     28      13       8
June 25, 2013.......................       84      52     24      10       5
June 25, 2014.......................       82      48     20       7       4
June 25, 2015.......................       80      43     16       5       2
June 25, 2016.......................       77      40     13       4       2
June 25, 2017.......................       75      36     11       3       1
June 25, 2018.......................       72      32      9       2       1
June 25, 2019.......................       69      29      7       2       1
June 25, 2020.......................       66      26      6       1       *
June 25, 2021.......................       63      23      5       1       *
June 25, 2022.......................       59      21      4       1       *
June 25, 2023.......................       55      18      3       *       *
June 25, 2024.......................       52      16      2       *       *
June 25, 2025.......................       48      14      2       *       *
June 25, 2026.......................       43      12      1       *       *
June 25, 2027.......................       39      10      1       *       *
June 25, 2028.......................       34      8       1       *       *
June 25, 2029.......................       29      7       1       *       *
June 25, 2030.......................       23      5       *       *       *
June 25, 2031.......................       18      4       *       *       *
June 25, 2032.......................       12      2       *       *       *
June 25, 2033.......................        6      1       *       *       *
June 25, 2034.......................        0      0       0       0       0

Weighted Average Life** (in years)..      18.8    11.1    6.4     4.5     3.8


       The weighted average lives appearing in the decrement tables for the Class III-A-4 Certificates and Class III-A-6 Certificates on page S-80 of the prospectus supplement shall be amended by removing those weighted average lives in their entirety and replacing them with the following:



                                                  CLASS III-A-4                                 CLASS III-A-6
                                    -----------------------------------------      ----------------------------------------
DISTRIBUTION DATE                      0%    100%    250%    400%     500%            0%    100%    250%    400%     500%
-----------------                      --    ----    ----    ----     ----            --    ----    ----    ----     ----
Weighted Average Life** (in years)..  4.9     3.2     2.2     1.8      1.6           14.2   13.2    10.4     7.1     5.6

       The weighted average lives appearing in the decrement tables for the Class III-A-7 Certificates and Classes III-M-1, III-M-2 and III-M-3 Certificates on page S-81 of the prospectus supplement shall be amended by removing those weighted average lives in their entirety and replacing them with the following:



                                                  CLASS III-A-7                      CLASSES III-M-1, III-M-2 AND III-M-3
                                    -----------------------------------------      ----------------------------------------
DISTRIBUTION DATE                      0%    100%    250%    400%     500%            0%    100%    250%    400%     500%
-----------------                      --    ----    ----    ----     ----            --    ----    ----    ----     ----
Weighted Average Life** (in years)..  8.3     6.6     4.8     3.8      3.3           8.3     7.9     7.4     6.9     6.7


       The pre-tax yield to maturity tables for the Class I-A-P Certificates and Class I-A-V Certificates on page S-82 of the prospectus supplement shall be amended by removing those tables in their entirety and replacing them with the following:


                                   PRE-TAX YIELD TO MATURITY OF THE CLASS I-A-P
                                 CERTIFICATES AT THE FOLLOWING PERCENTAGES OF PSA


ASSUMED PURCHASE PRICE            0%              100%             250%             400%             500%
----------------------            --              ----             ----             ----             ----
$661,410..................       1.9%             3.4%             6.0%             8.5%            10.1%


                                   PRE-TAX YIELD TO MATURITY OF THE CLASS I-A-V
                                 CERTIFICATES AT THE FOLLOWING PERCENTAGES OF PSA


ASSUMED PURCHASE PRICE              0%              100%            250%             400%             500%
----------------------              --              ----            ----             ----             ----
$492,956....................      28.0%            23.0%            15.3%            7.5%             2.1%


       The pre-tax yield to maturity tables for the Class II-A-P Certificates and Class II-A-V Certificates on page S-83 of the prospectus supplement shall be amended by removing those tables in their entirety and replacing them with the following:


                                   PRE-TAX YIELD TO MATURITY OF THE CLASS II-A-P
                                 CERTIFICATES AT THE FOLLOWING PERCENTAGES OF PSA


ASSUMED PURCHASE PRICE              0%              100%            250%             400%            500%
----------------------              --              ----            ----             ----            ----
$603,143....................       2.1%             3.7%            6.7%             9.5%            11.3%


                                   PRE-TAX YIELD TO MATURITY OF THE CLASS II-A-V
                                 CERTIFICATES AT THE FOLLOWING PERCENTAGES OF PSA


ASSUMED PURCHASE PRICE              0%              100%            250%             400%             500%
----------------------              --              ----            ----             ----             ----
$686,215....................      27.6%            22.5%            14.7%            6.6%             1.1%

       The sensitivity of pre-tax yield to maturity tables for the Class M-2 Certificates and Class M-3 Certificates on page S-86 of the prospectus supplement shall be amended by removing those tables in their entirety and replacing them with the following:




                                                CLASS M-2 CERTIFICATES
                                                                         PERCENTAGE OF PSA
                                                                         -----------------
      PERCENTAGE OF         LOSS SEVERITY
           SDA               PERCENTAGE                  0%             100%          250%          400%           500%
           ---               ----------                  --             ----          ----          ----           ----
           0%                    N/A                      6.16%            6.30%         6.46%         6.58%          6.64%
          100%                   30%                    (19.77)%           0.17%         5.44%         6.58%          6.64%
          200%                   30%                    (53.14)%         (48.90)%      (40.64)%      (10.06)%        (1.50)%
          300%                   30%                    (74.64)%         (71.72)%      (66.55)%      (59.52)%       (53.03)%
          400%                   30%                    (89.81)%         (87.73)%      (84.16)%      (79.76)%       (76.09)%



                                                  CLASS M-3 CERTIFICATES

                                                                           PERCENTAGE OF PSA
                                                                           -----------------
     PERCENTAGE OF          LOSS SEVERITY
          SDA                PERCENTAGE                  0%             100%            250%           400%            500%
          ---                ----------                  --             ----            ----           ----            ----
           0%                    N/A                      6.54%            6.76%           7.00%          7.17%           7.26%
          100%                   30%                    (41.33)%         (36.49)%        (25.92)%         2.06%           6.96%
          200%                   30%                    (77.17)%         (74.48)%        (69.93)%       (63.97)%        (58.77)%
          300%                   30%                    (98.23)%         (96.48)%        (93.80)%       (90.58)%        (88.13)%
          400%                   30%                      *                *               *              *               *

__________
* These yields represent a loss of substantially all of the assumed purchase price for such class of Certificates.

       The aggregate Realized Loss table for the Group III Loans on page S-88 of the prospectus supplement shall be amended by removing that table in its entirety and replacing it with the following:



                                                      GROUP III LOANS

                                                                            PERCENTAGE OF PSA
                                                                            -----------------
      PERCENTAGE OF         LOSS SEVERITY
           SDA                PERCENTAGE            0%              100%             250%          400%           500%
           ---                ----------            --              ----             ----          ----           ----
          100%                   30%               0.88%            0.73%           0.57%          0.45%         0.39%
          200%                   30%               1.73%            1.45%           1.13%          0.89%         0.77%
          300%                   30%               2.56%            2.15%           1.67%          1.32%         1.14%
          400%                   30%               3.36%            2.82%           2.20%          1.74%         1.51%